Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 19, 2018, between Amyris, Inc., a Delaware corporation (the “Company”), and DSM International B.V. (the “Purchaser”).

WHEREAS, the Company and DSM Nutritional Products AG, an Affiliate of the Purchaser, have contemporaneously herewith entered into Amendment No. 1 (the “Amendment”) to the Supply Agreement, dated as of December 28, 2017 (the “Supply Agreement”), between the Company and DSM Nutritional Products AG, as assignee of DSM Produtos Nutricionais Brasil S.A.; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Securities, the Company desires to issue to the Purchaser, and the Purchaser desires to acquire from the Company, the Securities (as defined below) as consideration for the agreements of DSM Nutritional Products AG set forth in the Amendment to (i) extend the term of the Supply Agreement from December 31, 2021 to December 31, 2022 and (ii) allocate the required production capacity to enable DSM Nutritional Products AG to produce and supply the Company with products (including RebM) in calendar years 2021 and 2022 in accordance with the Supply Agreement, as amended.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Amended Stockholder Agreement” shall have the meaning ascribed to such term in Section 3.1(nn).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Amsterdam, The Netherlands are authorized or required by law or other governmental action to close.

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“Bylaws” shall have the meaning ascribed to such term in Section 3.1(f).

“Certificate of Incorporation” shall have the meaning ascribed to such term in Section 3.1(f).

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Code” shall have the meaning ascribed to such term in Section 3.1(ii).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into, or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Fenwick & West LLP, with offices located at 801 California Street, Mountain View, CA 94041.

“Company Covered Person” shall have the meaning ascribed to such term in Section 3.1(rr).

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(rr).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(d).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(ff).

“EPA” shall have the meaning ascribed to such term in Section 3.1(p).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” shall have the meaning ascribed to such term in Section 3.1(p).

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“FDCA” shall have the meaning ascribed to such term in Section 3.1(p).

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(s).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(s).

“Government Official” shall have the meaning ascribed to such term in Section 3.1(dd).

“Insolvent” shall have the meaning ascribed to such term in Section 3.1(w).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Life Science Product” shall have the meaning ascribed to such term in Section 3.1(p).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Material Contract” shall have the meaning ascribed to such term in Section 3.1(l).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ee).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ff).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means, collectively, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock.

“Previously Disclosed” shall have the meaning ascribed to such term in Section 3.1(k).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Documents” shall have the meaning ascribed to such term in Section 3.1(k).

“SEC Rules” shall have the meaning ascribed to such term in Section 3.1(k).

“Securities” means 1,643,991 newly issued shares of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock, filed by the Company with the Secretary of State of Delaware on May 8, 2017.

“Series A Convertible Preferred Stock” means shares of the Company’s 17.38% Series A Convertible Preferred Stock having the rights, preferences and privileges set forth in the Series A Certificate of Designation.

“Series B Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock filed by the Company with the Secretary of State of Delaware on May 8, 2017.

“Series B Convertible Preferred Stock” means shares of the Company’s 17.38% Series B Convertible Preferred Stock having the rights, preferences and privileges set forth in the Series B Certificate of Designation.

“Series C Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock filed by the Company with the Secretary of State of Delaware on May 8, 2017.

“Series C Convertible Preferred Stock” means shares of the Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Series C Certificate of Designation.

“Series D Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed by the Company with the Secretary of State of Delaware on August 3, 2017.

“Series D Convertible Preferred Stock” means shares of the Company’s Series D Convertible Preferred Stock having the rights, preferences and privileges set forth in the Series D Certificate of Designation.

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“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“subsidiary” means any subsidiary of the Company listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after December 31, 2017.

“Tax” and “Taxes” shall have the meaning ascribed to such term in Section 3.1(aa).

“Tax Returns” shall have the meaning ascribed to such term in Section 3.1(aa).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means EQ Shareholder Services, the current transfer agent of the Company, with a mailing address of 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120 and a telephone number of (855) 217-6361, and any successor transfer agent of the Company.

“TSCA” shall have the meaning ascribed to such term in Section 3.1(p).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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1.2                 General Interpretive Principles. (a)The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.

(b)               Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

(c)               For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(d)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II.
ISSUANCE

2.1              Closing. Upon the terms and subject to the conditions set forth herein, and subject to the delivery by the Company and the Purchaser, as applicable, of the items described in clauses (a) and (b) below, respectively, the Company will issue and deliver to Purchaser, and the Purchaser will acquire, the Securities (the “Closing”).

(a)               On or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)                 this Agreement, duly executed by the Company;

(ii)              the Amendment, duly executed by the Company;

(iii)            a legal opinion of Company Counsel, substantially in the form of Exhibit A attached hereto;

(iv)             a certificate in the form attached hereto as Exhibit B evidencing the Securities registered in the name of the Purchaser;

(v)               a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that the representations and warranties of the Company in Section 3.1 hereof are true and correct in all respects as of, and as if made on, the date of this Agreement; and

(vi)             a certificate signed by the Company’s secretary or assistant secretary certifying the resolutions of the Company’s Board of Directors (or any duly authorized committee thereof) that approve the transactions contemplated by this Agreement and the other Transaction Documents.

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(b)               On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                 this Agreement, duly executed by the Purchaser; and

(ii)              the Amendment, duly executed by the Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)               Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to perform their respective obligations under the Transaction Documents (a “Material Adverse Effect”).

(b)               Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures). The Company’s subsidiaries, as of the date hereof, are listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and, except as set forth on Section 3.1(b) of the Disclosure Schedules, are the only subsidiaries, direct or indirect, of the Company as of the date hereof. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and, except as set forth on Section 3.1(b) of the Disclosure Schedules, are owned by the Company or a Company subsidiary free and clear of all liens, encumbrances and equities and claims.

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(c)               Power. The Company has all requisite power to execute and deliver this Agreement, to issue the Securities hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

(d)               Authorization. The execution, delivery, and performance of the Transaction Documents by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes, and the other Transaction Documents will constitute, legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the “Enforceability Exceptions”).

(e)               Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchaser set forth herein, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance and delivery of the Securities to be issued pursuant to this Agreement other than such as have been or will be made or obtained as of the Closing, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

(f)                Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and delivery of the Securities to be issued by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Documents and/or the consummation of the transactions contemplated thereby will not (i) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (A) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (B) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (C) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (A) and (C) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3.1(f), the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a consecutive 12-month period.

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(g)               Shares. The Securities are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that such Securities shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(h)               [Reserved]

(i)                 [Reserved]

(j)                 Registration. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, the issuance by the Company of the Securities is exempt from registration under the Securities Act. The Company is eligible to use Form S-3 under the Securities Act.

(k)               Reporting Status. The Company is subject to the reporting requirements of the Exchange Act, and the Company has, in a timely manner, filed all documents and reports that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 for the two years preceding the date hereof or such shorter time period as the Company has been subject to such reporting requirements (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after December 31, 2017 but prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

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(l)                 Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the SEC Rules (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

(m)             Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 250,000,000 shares of Common Stock, 71,912,498 shares of which are issued and outstanding as of the date hereof, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 0 shares of Series A Convertible Preferred Stock, 6,376.2787 shares of Series B Convertible Preferred Stock, 0 shares of Series C Convertible Preferred Stock and 8,279.99498 shares of Series D Convertible Preferred Stock are issued and outstanding as of the date hereof. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents. Taking into account all rights and agreements described in the immediately preceding sentence and any applicable anti-dilution provisions in any such agreement, immediately after the Closing and after giving effect to the consummation of this offering of the Securities, (i) there will be 73,556,489 shares of Common Stock issued and outstanding (without taking into account any conversion, exchange or exercise of (x) any Common Stock Equivalents outstanding as of the date hereof or (y) any shares of Series B Convertible Preferred Stock or Series D Convertible Preferred Stock occurring after the date hereof), (ii) there will be a maximum of 50,151,020 shares of Common Stock issuable upon conversion, exchange or exercise of all outstanding securities of the Company (including, without limitation, all Common Stock Equivalents) that are convertible into, exercisable or exchangeable for, settled in, or may be paid or repaid with, shares of Common Stock, (iii) on an “issued and outstanding” basis, the Purchaser will own 14.0% of the voting power of the Company and (iv) on a “fully diluted and as converted” basis (which shall include all convertible securities and rights to acquire equity securities, regardless of the “strike price” or voting rights thereof), the Purchaser will own at least 19.0% of the stock of the Company. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in Section 3.1(m) of the Disclosure Schedules, no holder of the Company’s capital stock is entitled to preemptive or similar rights. Except as set forth in Section 3.1(m) of the Disclosure Schedules, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as Previously Disclosed, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company will not issue any “anti-dilution” warrants or similar protections or securities to any Person in the five year period following the date of this Agreement.

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(n)               Legal Proceedings. Except as Previously Disclosed, there is no Proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

(o)               No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC against the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been finally resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(p)               Governmental Permits; FDA Matters.

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(i)                 Permits. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)              EPA and FDA Matters. As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar or equivalent functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

(q)               Listing Compliance. The Company is in compliance with the requirements of The NASDAQ Stock Market LLC for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Documents will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Securities, including the filing of any listing notice with respect to the issuance of the Securities.

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(r)                Intellectual Property.

(i)                 Except as set forth in Section 3.1(r) of the Disclosure Schedules or as otherwise Previously Disclosed, or as otherwise would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, Company and/or its subsidiaries owns or possesses, free and clear of all encumbrances, all legal rights to all intellectual property and industrial property rights and rights in confidential information, including all (A) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (B) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (C) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (D) copyrights, (E) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (F) licenses to any of the foregoing, and (G) all applications and registrations of the foregoing, and (H) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted, and neither the Company nor any of its subsidiaries (1) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (2) knows of any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (3) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property. The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as Previously Disclosed, or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

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(ii)              To the Company’s knowledge, none of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof. Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable Invention Assignment and Confidentiality Agreement that (A) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (B) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. To the knowledge of the Company, no current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. Except as Previously Disclosed, to the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

(s)                Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”). Except as set forth in the Financial Statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business or which would not be required to be reflected in financial statements prepared in accordance with GAAP.

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(t)                 Accountants. KPMG LLP and PricewaterhouseCoopers LLP, each of which has expressed its opinion with respect to a portion of the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, are registered independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board).

(u)               Internal Accounting Controls. Except as Previously Disclosed, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as Previously Disclosed, the Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (1) information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC Rules, and (2) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(v)               Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

(w)             No Material Adverse Change.

(i)                 Except as Previously Disclosed, since December 31, 2017:

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(A)        there has not been any event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect,

(B)       the Company has not incurred any material liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (2) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC,

(C)       the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than routine withholding in accordance with the Company’s existing stock-based plan,

(D)       the Company has not altered its method of accounting or the identity of its auditors, except as Previously Disclosed,

(E)       the Company has not issued any equity securities except pursuant to the Company’s existing stock based plans, upon conversion, exercise, repayment or exchange of the Company’s existing securities, or as otherwise Previously Disclosed; and

(F)       there has not been any material loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

(ii)              The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

(iii)            The Company has not incurred any obligation or liability (contingent or otherwise) under this Agreement, or any of the documents or instruments contemplated hereby, with actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its subsidiaries.

(x)               No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, Affiliates or controlling Persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

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(y)               Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(z)               Properties. Except as Previously Disclosed, the Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (A) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (B) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

(aa)            Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company's most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Except as set forth in Section 3.1(aa) of the Disclosure Schedules, neither the Company nor its subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the issuance of the Securities. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

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(bb)           Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

(cc)            Transactions With Affiliates and Employees. Except as set forth in the Company’s Definitive Proxy Statements filed on April 27, 2018, April 27, 2017, April 15, 2016 and April 6, 2015, as otherwise Previously Disclosed or as set forth in Section 3.1(cc) of the Disclosure Schedules, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

(dd)           Foreign Corrupt Practices. Neither the Company nor its subsidiaries or Affiliates, any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made or promised to make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or of any political party or part official or candidate for political office (each such Person, a “Government Official”)) from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made or promised to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official.

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(ee)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ff)              OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, subsidiary or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(gg)           Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(hh)           Employee Relations. Except as set forth in Section 3.1(hh) of the Disclosure Schedules, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is (i) (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

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(ii)              ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj)              Obligations of Management. To the Company’s knowledge, each officer and key employee of the Company or its subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or its subsidiaries, respectively. The Company is not aware that any officer or key employee of the Company or its subsidiaries is planning to work less than full time at the Company or its subsidiaries, respectively, in the future. To the Company’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or Person currently nominated to become an officer of the Company or its subsidiaries is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the SEC or any self-regulatory organization.

(kk)           Integration; Other Issuances of Securities. Except as set forth in Section 3.1(kk) of the Disclosure Schedules, neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the issuance of the Securities to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market, nor will the Company or its subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings if any such integration would cause the issuance of the Securities hereunder to fail to be exempt from registration under the Securities Act or cause the transactions contemplated hereby to contravene the rules and regulations of The NASDAQ Stock Market. The Company is eligible to register the Securities for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

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(ll)              No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered any of the Securities by any form of general solicitation or general advertising.

(mm)      No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(nn)           Registration Rights. Except as set forth in (i) the Amended and Restated Letter Agreement dated May 8, 2014, by and among the Company and note holders party thereto; (ii) the registration rights letter dated July 29, 2015, by and between the Company and the purchasers party thereto, (iii) the Registration Rights Agreement dated October 20, 2015 by and among the Company and purchasers party thereto, (iv) the warrant to purchase common stock issued by the Company to Nenter & Co., Inc. on November 16, 2016, (v) the Securities Purchase Agreement, dated May 8, 2017, by and among the Company and certain investors, (vi) the Securities Purchase Agreement, dated May 31, 2017, between the Company and John E. Abdo, As Trustee Under Trust Agreement Dated March 15, 1976 For The Benefit Of John E. Abdo, (vii) the Securities Purchase Agreement, dated August 2, 2017, by and between the Company and the Purchaser, (viii) the Stockholder Agreement, dated August 3, 2017, by and among the Company and affiliates of Vivo Capital LLC and (ix) the Amended and Restated Stockholder Agreement, dated August 7, 2017, between the Company and the Purchaser (the “Amended Stockholder Agreement”), or except as contemplated hereby (including the consummation of transactions related hereto), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(oo)           Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

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(pp)           Acknowledgment Regarding Purchaser’s Acquisition of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s acquisition of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(qq)           Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(f) hereof and except as otherwise set forth in the Amended Stockholder Agreement), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(rr)              No Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. As used herein, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(ss)             Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in the Securities. All disclosure furnished by or on behalf of the Company to the Purchaser in connection with this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those set forth in Section 3.2 hereto.

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3.2              Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)               Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, as indicated on the signature pages hereto.

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(d)               Experience of Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)               Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)                Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) in accordance with the terms of its Affiliate’s mutual confidential disclosure agreement with the Company. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g)               General Solicitation. The Purchaser is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Purchaser’s knowledge, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

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ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1       Removal of Legends.

(a)         The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)         The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

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(c)               Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c) and upon the request of the Purchaser, the Company will, no later than the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Securities issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Securities issued with a restrictive legend.

(d)               In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Securities (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day commencing one Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing such Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that the Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of such Securities that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of such Securities and ending on the date of such delivery and payment under this Section 4.1(d).

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4.2              Furnishing of Information.

(a)               Until the Purchaser owns no Securities, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3              Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offering of the Securities in a manner that would require the registration under the Securities Act of the offering of the Securities or that would be integrated with the offering of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4              Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.5              Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6              Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such

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titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to the Purchaser’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7  Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Securities on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Securities on such Trading Market and promptly secure the listing of all of the Securities on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Securities, and will take such other action as is necessary to cause all of the Securities to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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4.8              Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.9  Registration Statement. As soon as practicable, the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Purchaser of the Securities. The Company shall use commercially reasonable efforts to cause such registration to become effective within 181 days following the date hereof and commercially reasonable efforts to keep such registration statement effective at all times until (i) the Purchaser owns no Securities or (ii) the Securities are eligible for resale under Rule 144 without regard to volume limitations.

ARTICLE V.
MISCELLANEOUS

5.1              Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees or Depositary Trust Company fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Purchaser), registration fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser and the removal of any legends with respect to any Securities in accordance herewith.

5.2              Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, by or among any of the parties hereto with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.4              Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.4 shall be binding upon the Purchaser and each other holder of Securities and the Company.

5.5              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.8              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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5.9  Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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5.14          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15          Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16          Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY,

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UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

amyris, inc.	Address for Notice:
By: /s/ John Melo______________________________ Name: John Melo Title: President + CEO With a copy to (which shall not constitute notice):	E-Mail: Fax:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO amrs SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: DSM INTERNATIONAL B.V.

Signature of Authorized Signatory of Purchaser:	/s/ Michael Wahl

Name of Authorized Signatory:	Michael Wahl

Title of Authorized Signatory:	Proxy Holder DSM International B.V.

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Signature of Authorized Signatory of Purchaser:	/s/ Philip Eykerman

Name of Authorized Signatory:	Philip Eykerman

Title of Authorized Signatory:	Proxy Holder DSM International B.V.

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

6411 TE Heerlen

the Netherlands

Attention: General Counsel

with a copy to (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Ave, Suite 2800

Chicago, Illinois 60611

Attention: Shaun Hartley

The Purchaser is /____/ a Qualified Institutional Buyer or /__X__/ an Accredited Investor

EIN Number: 8139.16.471

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